SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ING Groep N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Bijlmerplein 888 1102 MG Amsterdam The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-227391
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.100% Fixed Rate Senior Notes due 2023	New York Stock Exchange

4.550% Fixed Rate Senior Notes due 2028	New York Stock Exchange

Floating Rate Senior Notes due 2023	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The titles of each class of securities to be registered hereby are: (i) “4.100% Fixed Rate Senior Notes due 2023” (the “2023 Notes”), (ii) “4.550% Fixed Rate Senior Notes due 2028” (the “2028 Notes”) and (iii) “Floating Rate Senior Notes due 2023” (the “Floating Rate Notes”, and together with the 2023 Notes and the 2028 Notes, the “Securities”). The description of the Securities is incorporated by reference to the description that appears under the caption “Description of Debt Securities” in the Prospectus, dated as of September 18, 2018, included within the Registrant’s registration statement on Form F-3 (File No. 333-227391) (the “F-3”), as supplemented by the information under the caption “Description of Notes” in the prospectus supplement dated September 25, 2018 and filed pursuant to Rule 424(b), under the Securities Act of 1933, as amended (the “Act”). Any form of the prospectus or the prospectus supplement that includes such description that is subsequently filed by the Registrant as part of an amendment to the F-3 or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference into this Registration Statement and deemed to be a part hereof.

Item 2.	Exhibits.

1.

Indenture, dated as of March 29, 2017, between the Company and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on March 29, 2017).

2.

The Second Supplemental Indenture, dated as of October 2, 2018 between the Company and the Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on October 2, 2018).

4.	Form of 4.100% Senior Notes due 2023 (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on October 2, 2018).

5.	Form of 4.550% Senior Notes due 2028 (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on October 2, 2018).

3.	Form of Floating Rate Senior Notes due 2023 (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on October 2, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ING Groep N.V.

Date: October 2, 2018	By:	/s/ K.I.D. Tuinstra
	Name:	K.I.D. Tuinstra
	Title:	Authorized Signatory

	By:	/s/ P.G. van der Linde
	Name:	P.G. van der Linde
	Title:	Authorized Signatory